UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 28, 2014

eCareer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-126514	20-2641871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2300 Glades Road, Suite 302E

Boca Raton, Florida 33434

(Address of principal executive offices)

Telephone – (877) 880-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 28,2014, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Asher Enterprises, Inc. (“Asher”) whereby Asher agreed to purchase from the Company a Convertible Promissory Note (the “Note”) in the amount of $42,500.

The Securities Purchase Agreement:

The Purchase Agreement provides in part that Asher will purchase the Note for $42,500. Asher is an accredited investor as defined in Rule 501(a) of Regulation D and purchased the Note for investment purposes.

In addition to certain warranties and representations made by both the Company and Asher, the Purchase Agreement grants Asher a Right of First Refusal with respect to any future financings undertaken by the Company.

The Convertible Promissory Note:

The Note is in the principal amount of $42,500. The Note is due and payable in full together with any accrued interest on October 30, 2014 (the “Maturity Date”). The Note shall bear interest at the rate of 8% per annum except in the case of default, in which case the Note will accrue interest at the rate of 22% per annum.

The Note may be prepaid in whole together with any accrued interest for a period of 180 days following the execution of the Note subject. In the event that the Company exercises its option to repay the Note, the Company will be obligated to pay Asher an amount equal to between 110% and 130% multiplied by the principal balance plus any accrued interest. The multiple which the Company is required to pay is dependent upon the date of repayment.

After the expiration of 180 days following the date of the Note, the Company shall have no right of prepayment.

Asher has no right of conversion for the first 180 days following execution of the Note. If Asher chooses to convert all or any portion of the Note, the conversion price shall be calculated by multiplying the market price by 58%, representing a 42% discount rate (the “Conversion Price”).

The Conversion Price is subject to adjustment in the case of a merger, consolidation, recapitalization, reorganization or other similar events.

The foregoing represents a summary of the terms and conditions of the referenced agreements which are attached as exhibits. For more complete information regarding the obligations of both parties, you are urged to review these agreements in their entirety.

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Section 2- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On January 28, 2014, the Company executed a Convertible Promissory Note with Asher Enterprises, Inc. The terms and conditions of the Note are discussed in detail under Item 1.01, “Entry into a Material Definitive Agreement”.

Exhibit No.	Description

Exhibit 10.1	Securities Purchase Agreement
Exhibit 10.2	Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCareer Holdings, Inc.

Date: February 17, 2014	By: /s/ Tim Kardok
Tim Kardok
President
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